EXHIBIT 99.1

Belden & Blake Corporation

NEWS RELEASE

5200 Stoneham Road • North Canton, Ohio 44720 • (330) 499-1660 • FAX (330) 497-5463

CONTACT: Robert W. Peshek	FOR IMMEDIATE RELEASE

Senior Vice President and CFO	November 15, 2004

e-mail: bpeshek@beldenblake.com

Belden & Blake Corporation Announces

2004 Third Quarter and Nine-Month Results

     NORTH CANTON, OH — Belden & Blake Corporation (the “Company”) today reported a loss from continuing operations of $20.2 million for the third quarter of 2004, compared to income from continuing operations of $1.9 million for the third quarter of 2003. The loss is primarily due to $21.2 million in merger related transaction expense in the third quarter of 2004. Total revenues increased to $24.4 million in the third quarter of 2004 compared to $23.9 million during the same period in 2003.

     On July 7, 2004, the Company, Capital C Energy Operations, L.P., a Delaware limited partnership (“Capital C”), and Capital C Ohio, Inc., an Ohio corporation and a wholly owned subsidiary of Capital C (“Merger Sub”), completed a merger pursuant to which Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Capital C. Capital C is an affiliate of Carlyle/Riverstone Global Energy and Power Fund II, L.P. The transaction was accounted for as a purchase in the third quarter of 2004.

     Prior to the Merger, the Company sold substantially all of its Trenton Black River (“TBR”) assets for approximately $68.4 million in cash on June 25, 2004. The Company also sold its Arrow Oilfield Services (“Arrow”) assets in the second quarter of 2004 for approximately $4.2 million. These dispositions were classified as discontinued operations.

     During the quarter ended September 30, 2004, natural gas volumes from continuing operations decreased one percent to 3.8 Bcf (billion cubic feet) when compared to the third quarter of 2003. Oil volumes decreased 10,000 barrels from 103,000 barrels in the third quarter of 2003 to 93,000 barrels in the third quarter of 2004 due to normal production declines. The Company’s drilling program primarily targets natural gas reserves.

     The average price realized for the Company’s natural gas in the third quarter of 2004 was $4.87 per Mcf (thousand cubic feet), which is consistent with prices received for the Company’s natural gas during the same time period in 2003. As a result of the Company’s hedging activities, the average gas price was decreased by $1.10 per Mcf in the third quarter of 2004 and decreased by $0.30 per Mcf in the third quarter of 2003. Average oil prices during the third quarter increased $6.71 per barrel, to $34.28 per barrel compared to the same period in 2003. The higher price received resulted in increased oil sales revenues of approximately $630,000 over the 2003 third-quarter period. Hedging activities for the third quarter of 2004 reduced oil sales revenues by approximately $578,000, or $6.19 per barrel compared to a year ago.

     Depreciation, depletion and amortization (“DD&A”), in the third quarter of 2004 increased to $8.6 million compared to $4.4 million in the third quarter of 2003 due to increased depletion expense. Depletion expense for the quarter increased $4.4 million from $3.6 million in the third quarter of 2003 to $8.0 million in the third quarter of 2004 due to a higher depletion rate per Mcf equivalent resulting from a higher cost basis as a result of the purchase accounting from the merger. The depletion rate was $1.83 per Mcf equivalent for the quarter compared to $0.80 per Mcf equivalent in the third quarter of last year.

     In connection with the merger, the Company entered into gas hedges on 72 Bcf of natural gas production and 1.9 million barrels of oil through 2013. A portion of the change in fair value of these hedges and our existing hedges were ineffective or did not qualify for hedge accounting. As a result, the Company reported a non-cash derivative fair value loss of $6.1 million during the third quarter of 2004 compared to a loss of $340,000 in 2003.

     The Company reported a loss from continuing operations for the nine months ended September 30, 2004, of $15.3 million versus income from continuing operations of $5.1 million in the first nine months of 2003. This decrease was primarily due to merger related transaction expenses accounted for in the third quarter of 2004.

     Cash flow from continuing operations was $32.9 million for the nine months ended September 30, 2004, compared to $20.7 million for the same period in 2003. The increase was primarily due to higher oil and gas margins, net of hedging, of $2.6 million and changes in working capital of $6.6 million. Revenues from continuing operations for the first nine months of 2004 increased seven percent to $75.2 million compared to $70.5 million for the same period in 2003.

     During the nine months ended September 30, 2004, the Company produced 11.5 Bcf of natural gas from continuing operations compared to its natural gas production of 10.9 Bcf for the comparable period in 2003 for an increase of six percent. This increase resulted in additional gas sales revenues of approximately $3.1 million. Oil volumes decreased 24,000 barrels to 282,000 barrels in 2004 compared to the same period in 2003. The average price realized for the Company’s natural gas during the nine months of 2004 increased $0.06 per Mcf to $5.00 per Mcf compared to 2003. As a result of the Company’s hedging activities, the average gas price was decreased by $1.10 per Mcf in the first nine months of 2004 and decreased by $0.89 per Mcf in the first nine months of 2003. Average oil prices increased $5.66 per barrel to $33.73 per barrel compared to the same period a year ago resulting in increased oil sales revenues of approximately $1.6 million. As a result of the Company’s hedging activities, the average oil price was decreased by approximately $2.05 per barrel in the first nine months of 2004.

     During the first nine months of 2004, the Company spent approximately $17.6 million on its drilling and other capital expenditures related to continuing operations. The Company drilled 71 gross (67.4 net) development wells, all of which were successfully completed as producers in their target formation and three gross (1.8 net) shallow exploratory wells, which were dry holes. These results exclude approximately $500,000 related to three shallow exploratory wells in progress as of September 30, 2004.

     The operational outlook for the remainder of the year is based on the Company’s focus on low-risk drilling in the highly developed or blanket formations of the Appalachian and Michigan Basins. In the fourth quarter of 2004, the Company plans to spend approximately $6.7 million on its drilling and other capital expenditures related to continuing operations. The Company plans to drill 32 wells primarily in the Medina, Clarendon, Clinton and Antrim formations in the Company’s area of operations during the fourth quarter of the year. The Company intends to finance its remaining 2004 capital expenditures through its cash on hand and available cash flow.

     The following table includes estimates of continuing operations for the fourth quarter of the year with respect to production volumes, associated operating expenses and general and administrative expenses. The estimates are based on current expectations and currently available information as of November 12, 2004. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the Company’s actual results to differ materially from the following estimates.

				Estimated
(unaudited)	Quarter Ending				Year Ending
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	December 31, 2004
Production
Gas (Mmcf)	3,879	3,818	3,795	3,783 - 3,899	15,275 - 15,391
Oil (Mbbls)	97	92	93	99 - 102	381 - 384
Total production (Mmcfe)	4,458	4,370	4,355	4,379 - 4,513	17,562 - 17,696
Production expense per Mcfe	$1.21	$1.27	$1.26	$1.20 - 1.24	$1.24 - 1.25
Production taxes per Mcfe	0.15	0.15	0.15	0.16 - 0.17	0.15 - 0.16
(dollars in millions)
Exploration expense	$1.3	$1.4	$1.3	$1.2 - 1.4	$5.2 - 5.4
General and administrative expense	1.2	1.3	1.1	1.3 - 1.5	4.9 - 5.1

     The Board of Directors has approved a preliminary 2005 capital expenditure plan of $35.8 million. The plan includes spending $32 million to drill 160 wells in the Appalachian and Michigan Basins. The final 2005 capital expenditure plan should be completed by the end of the year subject to review and approval by the Board.

     Commenting on the Company’s third quarter results, Frost Cochran, President and Chief Executive Officer said, “Our production volumes came in at the low end of the guidance range, but our drilling should begin to increase volumes as we execute our plan for the remainder of 2004.”

     The Company will host a conference call on Tuesday, November 16 at 10:00 a.m. ET to review its results. To participate, please dial (800) 798-2796 about 5-10 minutes prior to the start of the call and enter the Participant Passcode of 58374343. A simultaneous webcast of the call may be accessed through Belden & Blake’s web site at www.beldenblake.com. The webcast is also being distributed over CCBN’s Investor Distribution Network for both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). The webcast will be archived for replay for 60 days. A telephonic replay of the call will be available through November 23 at (888) 286-8010. The conference Passcode for the replay is 89232572.

     The information in this release includes forward-looking statements that are made pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Belden & Blake are subject to a number of risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from the forward-looking statements contained herein. These risks and uncertainties include, but are not limited to, the Company’s access to capital, the market demand for and prices of oil and natural gas, the Company’s oil and gas production and costs of operation, results of the Company’s future drilling activities, the uncertainties of reserve estimates and environmental risks. These and other risks are described in the Company’s 10-K and 10-Q reports and other filings with the Securities and Exchange Commission.

     Belden & Blake Corporation engages in the exploitation, development and production of natural gas and oil, and the gathering of natural gas in the Appalachian and Michigan Basins (a region which includes Ohio, Pennsylvania, New York, and Michigan).

BELDEN & BLAKE CORPORATION

CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

September 30,
2004
(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$25,949
Accounts receivable, net	14,822
Inventories	589
Deferred income taxes	3,519
Other current assets	1,399
Assets of discontinued operations	320

Total current assets	46,598
Property and equipment, at cost
Oil and gas properties (successful efforts method)	510,537
Gas gathering systems	4,578
Land, buildings, machinery and equipment	8,051

523,166
Less accumulated depreciation, depletion and amortization	8,174

Property and equipment, net	514,992
Other assets	12,163

$573,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,546
Accrued expenses	20,002
Current portion of long-term liabilities	1,110
Fair value of derivatives	33,008
Liabilities of discontinued operations	237

Total current liabilities	57,903
Long-term liabilities
Senior secured facility and other long-term debt	98,843
Senior secured notes	192,500
Asset retirement obligations and other long-term liabilities	7,663

299,006
Fair value of derivatives	53,533
Deferred income taxes	110,838
Shareholders’ equity
Common stock without par value; 1,500 shares authorized and issued	—
Paid in capital	77,500
Deficit	(2,304)
Accumulated other comprehensive loss	(22,723)

Total shareholders’ equity	52,473

$573,753

BELDEN & BLAKE CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands)

	Successor	Predecessor	Successor
	Company	Company	Company	Predecessor Company
	For the 91 Day		For the 91 Day
	Period From	Three months	Period From	For the 183 Day	Nine months
	July 2, 2004 to	ended	July 2, 2004 to	Period From	ended
	September 30,	September 30,	September 30,	January 1, 2004	September 30,
	2004	2003	2004	to July 1, 2004	2003
Revenues
Oil and gas sales	$21,668	$21,527	$21,668	$45,307	$62,204
Gas gathering and marketing	2,179	2,439	2,179	5,057	7,934
Other	550	(68)	550	458	332

	24,397	23,898	24,397	50,822	70,470
Expenses
Production expense	5,500	4,980	5,500	10,951	14,302
Production taxes	650	615	650	1,300	1,944
Gas gathering and marketing	2,026	2,162	2,026	4,533	7,398
Exploration expense	1,334	1,449	1,334	2,717	4,690
General and administrative expense	1,100	1,099	1,100	2,500	3,369
Franchise, property and other taxes	67	65	67	115	170
Depreciation, depletion and amortization	8,611	4,415	8,611	9,089	12,566
Accretion expense	134	85	134	195	247
Derivative fair value loss	3,788	340	3,788	2,038	166
Transaction-related expenses	—	—	—	21,155	—

	23,210	15,210	23,210	54,593	44,852

Operating income (loss)	1,187	8,688	1,187	(3,771)	25,618
Other expense
Interest expense	6,143	5,722	6,143	12,184	17,663

(Loss) income from continuing operations before income taxes and cumulative effect of change in accounting principle	(4,956)	2,966	(4,956)	(15,955)	7,955
(Benefit) provision for income taxes	(2,314)	1,031	(2,314)	(3,318)	2,844

(Loss) income from continuing operations before cumulative effect of change in accounting principle	(2,642)	1,935	(2,642)	(12,637)	5,111
Income (loss) from discontinued operations, net of tax	338	(3,576)	338	27,840	(4,769)

(Loss) income before cumulative effect of change in accounting principle	(2,304)	(1,641)	(2,304)	15,203	342
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	2,397

Net (loss) income	$(2,304)	$(1,641)	$(2,304)	$15,203	$2,739

BELDEN & BLAKE CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
(in thousands)

	Successor Company		Predecessor Company				Accumulated Other	Total
	Common	Common	Common	Common	Paid in		Comprehensive	Equity
	Shares	Stock	Shares	Stock	Capital	Deficit	Income	(Deficit)
Predecessor Company:
January 1, 2002			10,290	$1,029	$107,402	$(150,797)	$15,087	$(27,279)
Comprehensive income (loss):
Net income						2,465		2,465
Other comprehensive income (loss), net of tax:
Change in derivative fair value							(5,518)	(5,518)
Reclassification adjustment for derivative (gain) loss reclassified into oil and gas sales							(14,030)	(14,030)

Total comprehensive loss								(17,083)

Stock options exercised			65	7	(2)			5
Stock-based compensation					82			82
Repurchase of stock options					(29)			(29)
Tax benefit of repurchase of stock options and stock options exercised					57			57
Treasury stock			(59)	(6)	(392)			(398)

December 31, 2002	—	—	10,296	1,030	107,118	(148,332)	(4,461)	(44,645)
Comprehensive (loss) income:
Net loss						(2,324)		(2,324)
Other comprehensive income (loss), net of tax:
Change in derivative fair value							(17,439)	(17,439)
Reclassification adjustment for derivative (gain) loss reclassified into oil and gas sales							6,543	6,543

Total comprehensive loss								(13,220)

Stock options exercised			120	12	108			120
Stock-based compensation					326			326
Repurchase of stock options					(48)			(48)
Tax benefit of repurchase of stock options and stock options exercised					170			170
Treasury stock			(20)	(2)	(41)			(43)

December 31, 2003	—	—	10,396	1,040	107,633	(150,656)	(15,357)	(57,340)
Comprehensive income (loss):
Net income						33,571		33,571
Other comprehensive income (loss), net of tax:
Change in derivative fair value							(11,180)	(11,180)
Reclassification adjustment for derivative (gain) loss reclassified into oil and gas sales							5,512	5,512

Total comprehensive income								27,903

Stock options exercised			65	6	105			111
Stock-based compensation					1,097			1,097
Repurchase of stock options					(283)			(283)
Tax benefit of repurchase of stock options and stock options exercised					116			116
Treasury stock			(6)	(1)	(28)			(29)
Redemption of common stock			(10,455)	(1,045)	(108,640)	117,085	21,025	28,425

July 1, 2004 (unaudited)	—	—	—	—	—	—	—	—
Successor Company:
Sale of common stock	2				77,500			77,500
Comprehensive income (loss):
Net income						(2,304)		(2,304)
Other comprehensive income (loss), net of tax:
Change in derivative fair value							(25,723)	(25,723)
Reclassification adjustment for derivative (gain) loss reclassified into oil and gas sales							3,000	3,000

Total comprehensive loss								(25,027)

September 30, 2004 (unaudited)	2	$—	—	$—	$77,500	$(2,304)	$(22,723)	$52,473

BELDEN & BLAKE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Successor
	Company	Predecessor Company
	For the 91 Day	For the 183 Day
	Period From July	Period From	Nine months
	2, to September	January 1, to July	ended September
	30,	1,	30,
	2004	2004	2003
Cash flows from operating activities:
Income from continuing operations	$(2,642)	$(12,637)	$5,111
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	8,611	9,089	12,566
Accretion	134	195	247
Loss on disposal of property and equipment	37	375	780
Amortization of derivatives and other noncash hedging activities	3,788	1,810	(2,194)
Exploration expense	1,334	2,717	4,690
Deferred income taxes	(2,314)	(3,037)	188
Stock-based compensation	—	1,097	54
Transaction-related expenses	—	21,155	—
Change in operating assets and liabilities, net of effects of acquisition and disposition of businesses:
Accounts receivable and other operating assets	3,422	(4,486)	(5,152)
Inventories	112	79	138
Accounts payable and accrued expenses	1,778	2,237	4,275

Net cash provided by continuing operations	14,260	18,594	20,703
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	—	(4,728)
Disposition of businesses, net of cash	—	—	100
Proceeds from property and equipment disposals	117	247	3,118
Exploration expense	(1,334)	(2,717)	(4,690)
Additions to property and equipment	(6,157)	(11,228)	(8,143)
Decrease (increase) in other assets	(18)	1,218	(52)

Net cash used in investing activities	(7,392)	(12,480)	(14,395)
Cash flows from financing activities:
Proceeds from senior secured notes	—	192,500	—
Proceeds from senior secured facility — term loan	—	100,000	—
Sale of common stock	—	77,500	—
Repayment of senior sub notes	(1,040)	(223,960)	—
Payment to shareholders and optionholders	—	(113,674)	—
Transaction-related expenses	—	(21,155)	—
Debt issue costs	—	(12,028)	(240)
Repayment of senior secured facility — term loan	(250)	—	—
Proceeds from revolving line of credit	—	146,636	147,222
Repayment of long-term debt and other obligations	—	(194,187)	(134,940)
Proceeds from stock options exercised	—	111	117
Repurchase of stock options	—	(283)	(7)
Purchase of treasury stock	—	(29)	(37)

Net cash (used in) provided by financing activities	(1,290)	(48,569)	12,115

Net (decrease) increase in cash and cash equivalents from continuing operations	5,578	(42,455)	18,423
Net increase (decrease) in cash and cash equivalents from discontinued operations	—	61,398	(19,155)
Cash and cash equivalents at beginning of period	20,371	1,428	1,715

Cash and cash equivalents at end of period	$25,949	$20,371	$983